1 Teleflex Incorporated Second Quarter 2021 Earnings Conference Call

2 The release, accompanying slides, and replay webcast are available online at www.teleflex.com (investors link) An audio replay of the call will be available beginning at 11:00 am Eastern Time on July 29, 2021 either on the Teleflex website or by telephone. The call can be accessed by dialing (800) 585-8367 (U.S./ Canada) or (416) 621-4642 (International). The confirmation code is 5188749. Conference Call Logistics

3 Today’s Speakers Liam Kelly Chairman, President and CEO Lawrence Keusch VP, Investor Relations and Strategy Development Thomas Powell Executive VP and CFO

4 This presentation contains forward-looking statements, including, but not limited to, our expectations with respect to the commercialization of, and a decision on reimbursement with respect to, the UroLift® System in Japan; our forecasted 2021 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating margins and GAAP and adjusted earnings per share and, in each case, our estimates with respect to the items expected to impact those forecasted results; charges we expect to incur in connection with the restructuring program we commenced in the second quarter of 2021 related to our divestiture of a significant portion of our respiratory business (the “Respiratory divestiture plan”) and our other ongoing restructuring programs; estimated annualized pre-tax savings we expect to realize in connection with our ongoing restructuring programs and a similar initiative within our OEM segment (the “OEM initiative”); our expectations with respect to when we will begin to realize savings from our ongoing restructuring programs and the OEM initiative; our expectations as to when the Respiratory divestiture plan, our other ongoing restructuring programs and the OEM initiative will be substantially completed; our assumptions with respect to the euro to U.S. dollar exchange rate for 2021 and our adjusted weighted average shares for 2021; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation. Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins, adjusted tax rate and adjusted revenues reflecting the divestiture of our respiratory business. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices at the end of this presentation. Additional Notes This document contains certain highlights with respect to our second quarter 2021 performance and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended June 27, 2021 located in the investor section of our website at www.teleflex.com and our Quarterly Report on Form 10-Q for the quarter ended June 27, 2021 to be filed with the Securities and Exchange Commission. Unless otherwise noted, the following slides reflect continuing operations. Note on Forward-Looking Statements

5 Executive Overview Liam Kelly Chairman, President and CEO

6 Estimated COVID-19 Impact Q4 Summary • Q2'21 constant currency revenue growth showed continued sequential improvement on a day-sales adjusted basis • Q2'21 adjusted gross and operating margins expanded significantly year-over-year • Q2'21 adjusted earnings per share increased 73.6% year-over-year Q2 Performance Summary • Maintaining 2021 as reported and constant currency revenue ranges despite respiratory divestiture • Raising 2021 adjusted EPS guidance range • Divested respiratory assets, consistent with long term strategy Key Business Updates Q2'21 Highlights

7 Q2'21 Financial Results • Adjusted gross margin was 59.9%, up 600 bps versus 53.9% in Q2'20 • Adjusted operating margin was 28.2%, up 640 bps versus 21.8% in Q2'20 • Adjusted EPS was $3.35, up 73.6% versus $1.93 in Q2'20 Adjusted Margin and Adjusted EPS Highlights Revenue Highlights Global Product Revenue Drivers1 1. All global product family revenue growth provided is on a constant currency basis Note: Tables reconciling non-GAAP financial measures to the most comparable GAAP financial measures are included within this presentation and the appendices to this presentation. • Q2'21 GAAP revenue increased 25.8% vs. Q2'20 • Q2'21 constant currency revenue increased 21.0% vs. Q2'20 • Vascular Access revenue of $167.7 million, down 2.1% vs Q2'20 • Interventional Urology revenue of $92.2 million, up 129.4% vs. Q2'20 on a constant currency basis • Interventional Access revenue of $112.1 million, up 30.9% vs. Q2'20 on a constant currency basis

8 Dollars in Millions Q2'21 Revenue Q2'20 Revenue Reported Revenue Growth Currency Impact Constant Currency Growth Americas $414.8 $312.5 32.7% 0.9% 31.8% EMEA $157.1 $131.6 19.4% 11.0% 8.4% Asia $80.6 $67.1 20.2% 9.9% 10.3% OEM $61.0 $55.8 9.2% 2.3% 6.9% TOTAL $713.5 $567.0 25.8% 4.8% 21.0% Q2'21 Segment Revenue Review

9• 1. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products). Dollars in Millions Q2'21 Revenue Q2'20 Revenue Reported Revenue Growth Currency Impact Constant Currency Growth Vascular Access $167.7 $164.9 1.7% 3.8% (2.1)% Interventional $112.1 $82.6 35.7% 4.8% 30.9% Anesthesia $95.4 $64.9 47.1% 8.3% 38.8% Surgical $98.2 $67.3 46.0% 7.0% 39.0% Interventional Urology $92.2 $40.1 129.8% 0.4% 129.4% OEM $61.0 $55.8 9.2% 2.3% 6.9% Other1 $86.9 $91.4 (5.0)% 4.9% (9.9)% TOTAL $713.5 $567.0 25.8% 4.8% 21.0% Q2'21 Global Product Category Revenue Review

Clinical and Commercial Updates

Interventional Urology - UroLift® System

KEY TAKEAWAYS

2021 National DTC Campaign Update

- Modest incremental investment for 2H
- Key performance metrics tracking as expected
- Builds upon successful 2020 campaign that doubled brand awareness for targeted men w/ BPH
- Expanding to National broadcast networks, while further calibrating national cable station mix between high-viewership news and sports

UroLift® 2 System Progress

- Full launch commenced in the U.S.
- Production capacity ramping to support demand

Japan Commercial Progress

- Reimbursement expected in Q4 2021
- Remain on track for full commercial launch in 2022

UROLIFT® 2


UROLIFT 2

10

Teleflex®

Clinical and Commercial Updates

Interventional Urology - UroLift® System

KEY TAKEAWAYS

UroLift System Papers Highlighted at European Association of Urology Meeting

- Multiple real-world studies presented at EAU
- A retrospective observational study presented was the largest U.S. healthcare claims and utilization analysis for BPH procedures[1]
    - The retrospective observational analysis was performed on a representative sample of U.S. Medicare and commercial medical claims. Statistically significant endpoints.
    - 4 years post-treatment, surgical retreatment rates are comparable among UroLift System PUL (6.8%), TURP (6.3%) and GreenLight PVP (7.0%), and are highest after Rezum WVT (9.5%)
    - 300 days post-treatment, overall complication rates* are lowest after UroLift® System PUL: 16.3% for the UroLift System PUL; 19.7% for TURP; 21.6% for GreenLight PVP; and 23.0% for Rezum™ WVT

UroLift® System


UROLIFT

1 .Kaplan and Rukstalis, Analysis of Real-world Healthcare Claims, EAU Conference Presentation, 2021.
*Complications are defined as post-operative procedures performed during a return visit to an outpatient setting.

11

Teleflex®

12 Background • Cash proceeds were $286 million, reduced by $12 million of working capital not transferring to Medline • The divested Teleflex respiratory product lines generated $139 million in revenue in 2020, with 2021 net revenue contribution expected to be approximately flat with the prior year • Transaction includes the transfer of certain manufacturing assets and several transition service agreements Strategic and Financial Merits • Divestiture enables stronger organizational focus on higher growth and margin business opportunities • Transaction is accretive to pro forma revenue growth, gross, and operating margin profile • Exemplifies a holistic approach to portfolio reshaping towards a higher growth, higher margin business Respiratory Divestiture Overview

13 Financial Overview Thomas Powell Executive VP and CFO

14 Note: See appendices for reconciliations of non-GAAP information • GAAP gross margin of 55.7%, up 660 bps vs. prior year period • Adjusted gross margin of 59.9%, up 600 bps vs. prior year period • GAAP operating margin of 18.0%, up 1,120 bps vs. prior year period • Adjusted operating margin of 28.2%, up 640 bps vs. prior year period Gross margin performance Operating margin performance Global revenue generation of $713.5 million • GAAP tax rate of 16.5%, compared to 50.9% in prior year period • Adjusted tax rate of 14.4%, down 140 bps vs. prior year period Effective tax rate • GAAP EPS of $1.76 vs. $0.24 in prior year period • Adjusted EPS of $3.35, up 73.6% vs. prior year period Earnings per share Q2'21 Financial Review • Revenue increased 25.8% vs. prior year period on an as-reported basis • Revenue increased 21.0% vs. prior year period on a constant currency basis

15 2021 Financial Guidance Summary Note: See appendices for reconciliations of non-GAAP information July Guidance April Guidance 2021 Guidance Low High Low High GAAP Revenue Growth 10.50% 11.75% 10.50% 11.75% Impact of Foreign Exchange Rate Fluctuations 2.00% 2.00% 2.00% 2.00% Constant Currency Revenue Growth 8.50% 9.75% 8.50% 9.75% Adjusted Gross Margin 59.25% 59.75% 58.25% 59.25% Adjusted Operating Margin 26.75% 27.50% 26.00% 27.00% Adjusted EPS $12.90 $13.10 $12.65 $12.85 Adjusted EPS % Growth 20.9% 22.8% 18.6% 20.4% Key Assumptions: • Euro to U.S. Dollar exchange rate assumed to be approximately 1.21 for full year 2021 • Adjusted weighted average shares expected to be approximately 47.7 million for full year 2021

16 • Delivered a strong second quarter 2021 with revenue and adjusted earnings per share exceeding our expectations • Remain encouraged by our growth trajectory and confident in our outlook for the second half of 2021, assuming a stable environment • Maintained as reported and constant currency revenue guidance ranges for 2021, while raising adjusted EPS guidance, despite dilution from respiratory divestiture KEY TAKEAWAYS

17 THANK YOU

18 Appendices

19 Non-GAAP Financial Measures The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non-GAAP financial measures to the most comparable GAAP financial measure: • Constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. • Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices D and E; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. • Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) “other items” identified in note (C) to the reconciliation table appearing in Appendix A. • Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation table appearing in Appendix B; (iv) intangible amortization expense; and (v) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (A) to the reconciliation table appearing in Appendix C; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments. • Adjusted Revenues. This measure excludes historical revenues associated with the respiratory business that we recently divested. We believe that this measure facilitates an understanding of our past operating performance exclusive of a business that will no longer impact our operating performance in future periods, and thus will enable more meaningful comparisons between past and future periods.

20 The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non-GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. See footnote C to the reconciliation tables set forth below. European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. Manufacturers of currently marketed medical devices had until May 2020 to meet the MDR requirements, although certain devices that previously satisfied MDD requirements can continue to be placed on the EU market until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD). Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non- competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability. Non-GAAP Adjustments

Appendix A – Reconciliation of Adjusted Gross and Operating Margins, Income Tax and EPS (Dollars in millions, except per share data)

Three Months Ended June 27, 2021

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Income Tax Rate	Diluted Earnings Per Share
GAAP Basis	55.7 %	18.0 %	$ 99.7	$ 16.4	16.5 %	$ 1.76
Adjustments						
Restructuring, restructuring related and impairment items (A)	1.0 %	2.7 %	19.5	1.4		0.38
Acquisition, integration and divestiture related items (B)	— %	0.9 %	6.1	0.3		0.12
Other items (C)	— %	0.1 %	13.0	3.0		0.21
MDR (D)	— %	0.7 %	5.2	—		0.11
Intangible amortization expense (E)	3.1 %	5.9 %	41.9	7.0		0.74
Tax adjustments	— %	— %	—	(1.4)		0.03
Adjustments total	4.1 %	10.3 %	85.8	10.2		1.59
Adjusted basis	**59.9 %**	**28.2 %**	**$ 185.5**	**$ 26.6**	**14.4 %**	**$ 3.35**

Three Months Ended June 28, 2020

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Income Tax Rate	Diluted Earnings Per Share
GAAP Basis	49.1 %	6.8 %	$ 23.3	$ 11.8	50.9 %	$ 0.24
Adjustments						
Restructuring, restructuring related and impairment items (A)	1.1 %	4.5 %	25.4	0.9		0.52
Acquisition, integration and divestiture related items (B)	— %	3.0 %	16.9	0.2		0.35
Other items (C)	— %	0.1 %	0.3	0.1		—
MDR (D)	— %	0.5 %	2.7	—		0.06
Intangible amortization expense (E)	3.7 %	7.0 %	39.7	6.4		0.71
Tax adjustments	— %	— %		(2.3)		0.05
Adjustments total	4.8 %	15.0 %	85.0	5.3		1.69
Adjusted basis	**53.9 %**	**21.8 %**	**$ 108.3**	**$ 17.0**	**15.8 %**	**$ 1.93**

Six Months Ended June 27, 2021

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Income Tax Rate	Diluted Earnings Per Share
GAAP Basis	55.1 %	17.2 %	$ 187.0	$ 28.8	15.4 %	$ 3.34
Adjustments						
Restructuring, restructuring related and impairment items (A)	1.0 %	2.5 %	34.1	3.5		0.64
Acquisition, integration and divestiture related items (B)	0.2 %	1.2 %	16.3	1.4		0.31
Other items (C)	— %	— %	13.0	3.0		0.21
MDR (D)	— %	0.7 %	9.4	—		0.20
Intangible amortization expense (E)	3.3 %	6.2 %	83.9	14.0		1.47
Tax adjustments	— %	— %	—	(2.0)		0.04
Adjustments total	4.6 %	10.7 %	156.7	19.9		2.87
Adjusted basis	**59.7 %**	**27.9 %**	**$ 343.6**	**$ 48.8**	**14.2 %**	**$ 6.22**

Six Months Ended June 28, 2020

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Income Tax Rate	Diluted Earnings Per Share
GAAP Basis	51.1 %	16.4 %	$ 165.5	$ 22.9	13.8 %	$ 3.02
Adjustments						
Restructuring, restructuring related and impairment items (A)	0.9 %	2.7 %	31.9	1.6		0.64
Acquisition, integration and divestiture related items (B)	0.1 %	(2.1)%	(25.7)	0.6		(0.56)
Other items (C)	— %	— %	0.3	0.1		—
MDR (D)	— %	0.4 %	4.5	—		0.09
Intangible amortization expense (E)	3.5 %	6.6 %	78.6	12.6		1.40
Tax adjustments	— %	— %	—	(2.4)		0.05
Adjustments total	4.6 %	7.4 %	89.6	12.5		1.62
Adjusted basis	**55.7 %**	**23.8 %**	**$ 255.1**	**$ 35.5**	**13.9 %**	**$ 4.65**

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding

21

22 Appendix A tickmarks See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. A. Restructuring, restructuring related and impairment items – For the three months ended June 27, 2021, pre-tax restructuring charges were $4.8 million; pre-tax restructuring related charges were $8.0 million; and pre-tax impairment charges were $6.7 million. For the three months ended June 28, 2020, pre-tax restructuring charges were $19.0 million; pre-tax restructuring related charges were $6.4 million; and there were no pre-tax impairment charges. For the six months ended June 27, 2021, pre-tax restructuring charges were $12.8 million; pre-tax restructuring related charges were $14.6 million; and pre-tax impairment charges were $6.7 million. For the six months ended June 28, 2020, pre-tax restructuring charges were $20.4 million; pre-tax restructuring related charges were $11.5 million; and there were no pre-tax impairment charges. B. Acquisition, integration and divestiture related items – For the three months ended June 27, 2021, these charges primarily related to contingent consideration liabilities, charges primarily related to our divestiture of certain respiratory assets, and a reversal of previously recognized income related to a distributor conversion in Japan. For the three and six months ended June 28, 2020, these items primarily related to contingent consideration liabilities, and charges related to our acquisition of IWG High Performance Conductors, Inc. For the six months ended June 27, 2021, these charges primarily related to contingent consideration liabilities, inventory step up for Z-Medica, and charges primarily related to our divestiture of certain respiratory assets. C. Other items – For the three and six months ended June 27, 2021 other costs were associated with debt extinguishment and for the three and six months ended June 28, 2020 other items included expenses associated with prior year tax matters. D. MDR – These costs were associated with our efforts to comply with the European Medical Device Regulation (MDR).

Appendix B – Restructuring and Other Similar Cost Savings Initiatives

Dollars in Millions	Estimated Total	Actual Results through December 31, 2020	Estimated remaining
Restructuring charges - ongoing restructuring plans	$102 - $118	$89	$13 - $29
Restructuring charges - Respiratory divestiture plan	5 - 8	—	5 - 8
Total restructuring charges	107 - $126	$89	18 - 37
Restructuring related charges - ongoing restructuring plans	119 - 146	74	45 - 72
Restructuring related charges - Respiratory divestiture plan	19 - 22	—	19 - 22
Total restructuring related charges (1)	138 - 168	$74	64 - 94
Total charges	$245 - $294	$163	$82 - $131

OEM initiative annual pre-tax savings	$6 - $7	$2	$4 - $5
Pre-tax savings - ongoing restructuring plans (2)	81 - 94	32	49 - 62
Total annual pre-tax savings	$87 - $101	$34	$53 - $67

(1) Represents charges that are directly related to restructuring programs and principally constitute costs to transfer manufacturing operations to existing lower-cost locations, project management costs and accelerated depreciation, as well as a charge that is expected to be imposed by a taxing authority as a result of our exit from facilities in the authority's jurisdiction. Most of these charges (other than the tax charge) are expected to be recognized as cost of goods sold.

(2) Most of the pre-tax savings are expected to result in reductions to cost of goods sold.

23

Teleflex®

24 Appendix B – Disclosure Respiratory divestiture plan During the second quarter of 2021, in connection with our divestiture of a significant portion of our respiratory business, we committed to a restructuring plan designed to separate the manufacturing operations that will be transferred to Medline, the buyer of the business, from those that will remain with Teleflex, which includes related workforce reductions (the “Respiratory divestiture plan”). The plan includes expanding certain of our existing locations to accommodate the transfer of capacity from the sites that will be transferred to Medline and replicating the manufacturing processes at alternate existing locations. We expect this plan will be substantially completed by the end of 2023. We expect substantially all of the estimate that we will incur aggregate pre-tax restructuring and restructuring related charges in connection with the Respiratory divestiture plan of $24 million to $30 million, of which we expect $6 million to $7 million to be incurred in 2021 and the balance to be incurred in 2022 and 2023. We estimate that substantially all of these charges will result in future cash outlays, the majority of which will be made in 2022 and 2023. Anticipated charges and pre-tax savings related to restructuring programs and other similar cost savings initiatives In addition to the Respiratory divestiture plan, described in detail above, we have ongoing restructuring programs that include the consolidation of our manufacturing operations (referred to as our 2019, 2018 and 2014 Footprint realignment plans) and the 2021 Restructuring plan. We also have similar ongoing activities to relocate certain manufacturing operations within our OEM segment (the "OEM initiative") that do not meet the criteria for a restructuring program under applicable accounting guidance; nevertheless, the activities should result in cost savings (we expect only minimal costs to be incurred in connection with the OEM initiative). With respect to the restructuring programs and the OEM initiative, the table below summarizes charges incurred or estimated to be incurred and estimated annual pre-tax savings to be realized as follows: (1) with respect to charges (a) the estimated total charges that will have been incurred once the restructuring programs and OEM initiative are completed; (b) the charges incurred through December 31, 2020; and (c) the estimated charges to be incurred from January 1, 2021 through the last anticipated completion date of the restructuring programs and OEM initiative, and (2) with respect to estimated annual pre-tax savings, (a) the estimated total annual pre-tax savings to be realized once the restructuring programs and OEM initiative are completed; (b) the estimated annual pre-tax savings realized based on the progress of the restructuring programs and OEM initiative through December 31, 2020; and (c) the estimated additional annual pre-tax savings to be realized from January 1, 2021 through the last anticipated completion date of the restructuring programs and the OEM initiative. Estimated charges and pre-tax savings are subject to change based on, among other things, the nature and timing of restructuring activities and similar activities, changes in the scope of restructuring programs and the OEM initiative, unanticipated expenditures and other developments, the effect of additional acquisitions or dispositions, and other factors that were not reflected in the assumptions made by management in previously estimating restructuring and restructuring related charges and estimated pre-tax savings. Moreover, estimated pre-tax savings constituting efficiencies with respect to increased costs that otherwise would have resulted from business acquisitions involve, among other things, assumptions regarding the cost structure and integration of businesses that previously were not administered by our management, which are subject to a particularly high degree of risk and uncertainty. It is likely that estimates of charges and pre-tax savings will change from time to time, and the table below may reflect changes from amounts previously estimated. In addition, the table below reflects the estimated charges and pre-tax savings related to our ongoing programs. Additional details, including estimated charges expected to be incurred in connection with our restructuring programs and the anticipated completion dates, are described in Note 5 to the condensed consolidated financial statements in our 10-Q filing. Pre-tax savings may be realized during, and subsequent to, the completion of the restructuring program. Pre-tax savings can also be affected by increases or decreases in sales volumes generated by the businesses impacted by the consolidation of manufacturing operations; such variations in revenues can increase or decrease pre-tax savings generated by the consolidation of manufacturing operations. For example, an increase in sales volumes generated by the impacted businesses, although likely to increase manufacturing costs, may generate additional savings with respect to costs that otherwise would have been incurred if the manufacturing operations were not consolidated.

25 Appendix C – June 27, 2021 Year-to-Date GPO and IDN Review Group Purchasing Organization Update IDN Update Q1’21 Q2'21 Renewed agreements 6 9 New agreements 1 0 Existing agreements lost 1 1 Q1’21 Q2'21 Renewed agreements 13 8 New agreements 7 13 Existing agreements lost 0 0

26 Appendix D - 2021 Adj. Gross Margin Guidance Reconciliation 2021 Guidance Low High Forecasted GAAP Gross Margin 54.95% 55.60% Estimated restructuring, restructuring related and impairment items 1.05% 1.00% Estimated acquisition, integration, and divestiture related items 0.20% 0.15% Estimated intangible amortization expense 3.05% 3.00% Forecasted Adjusted Gross Margin 59.25% 59.75% 2021 Guidance Low High Forecasted GAAP Operating Margin 21.05% 22.00% Estimated restructuring, restructuring related and impairment items 1.90% 1.85% Estimated acquisition, integration, and divestiture related items (2.75)% (2.80)% Estimated MDR 0.70% 0.65% Estimated intangible amortization expense 5.85% 5.80% Forecasted Adjusted Operating Margin 26.75% 27.50%

27 Appendix E – Reconciliation of 2021 Adjusted Earnings Per Share Guidance 2021 Guidance Low High Forecasted GAAP Diluted Earnings Per Share from continuing operations $9.50 $9.60 Estimated restructuring, restructuring related and impairment items, net of tax $0.95 $0.96 Estimated acquisition, integration, and divestiture related items, net of tax $(1.00) $(0.98) Estimated other items, net of tax $0.19 $0.21 Estimated MDR, net of tax $0.40 $0.42 Estimated intangible amortization expense, net of tax $2.86 $2.89 Forecasted Adjusted Diluted Earnings Per Share from continuing operations, net of tax $12.90 $13.10

28 Appendix F – Revenue Schedules for Divested Respiratory Assets ($000s) As Reported Divested respiratory business Adjusted 2019 Q1 613.6 33.6 580.0 Q2 652.5 32.4 620.1 Q3 648.3 30.1 618.2 Q4 681.0 33.9 647.1 FY $2,595.4 $130.0 $2,465.4 2020 Q1 630.6 36.7 593.9 Q2 567.0 35.8 531.2 Q3 628.3 29.8 598.5 Q4 711.2 36.1 675.1 FY $2,537.2 $138.5 $2,398.7 2021 Q1 633.9 31.1 602.8 Q2 713.5 29.6 683.9 YTD $1,347.4 $60.7 $1,286.7